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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)—October 18, 2011

Assured Guaranty Ltd.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	001-32141 (Commission File Number)	98-0429991 (I.R.S. Employer Identification No.)

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
(Address of principal executive offices)

Registrant's telephone number, including area code: (441) 279-5700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.    Non-Reliance on Previously Issued Financial Statement or a Related Audit Report or Completed Interim Review.

        Assured Guaranty Ltd. ("AGL" and, together with its subsidiaries, "Assured Guaranty"), through its insurance subsidiaries, has provided financial guaranties with respect to debt obligations issued by special purpose entities, including variable interest entities ("FG VIEs"). Assured Guaranty does not sponsor such FG VIEs nor does it act as the servicer or collateral manager for any FG VIE debt obligations that it insures. However, when Assured Guaranty provides such financial guaranties, it can obtain certain control rights through the transaction structure which make Assured Guaranty the primary beneficiary of the FG VIE. Assured Guaranty is required under accounting principles generally accepted in the United States of America ("GAAP") to consolidate the FG VIE in its financial statements when it is the primary beneficiary. When such consolidation occurs, Assured Guaranty must then eliminate the intercompany transactions between the relevant Assured Guaranty insurance subsidiary and the consolidated FG VIE. Assured Guaranty has discovered errors in the elimination of such intercompany transactions. On October 17, 2011, Assured Guaranty's board of directors (the "Board of Directors"), including the members of its Audit Committee, in consultation with management, concluded that Assured Guaranty's previously issued financial statements for the years ended December 31, 2009 and 2010 and for each of the previously issued quarters of 2010 and 2011 should be restated. The Board of Directors and management have discussed this conclusion with PricewaterhouseCoopers LLP ("PwC"), Assured Guaranty's independent registered public accounting firm.

        The estimated cumulative effect of the FG VIE elimination errors on Assured Guaranty's consolidated net income over the entire affected period is a loss of approximately $34.0 million. Assured Guaranty will also correct in the restatements certain unrelated errors of an immaterial nature, which have the effect of reducing consolidated net income by approximately an additional $2.1 million over the entire affected period. The cumulative effect of all the adjustments on consolidated shareholders' equity over the same period was a decrease of less than 1%, from $3,950.0 million to $3,913.9 million. There will be no effect on Assured Guaranty's measure of cumulative operating income over the affected periods or on operating shareholders' equity or adjusted book value as of June 30, 2011. Operating income, operating shareholders' equity and adjusted book value are non-GAAP financial measures.

        The tables below set forth the impact of the restatements on net income, operating income, net income (loss) and operating income per diluted share, shareholders' equity, and book value per share for Assured Guaranty.

Summary of Restatements
By Quarter

	Net Income (Loss)			Operating Income
	Reported	Adjustment	Restated	Reported	Adjustment	Restated
	(in millions)
For the quarter ended September 30, 2009	$(35.0)	$(3.7)	$(38.7)	$46.2	$(3.7)	$42.5
For the quarter ended December 31, 2009	216.7	(7.5)	209.2	156.4	(7.5)	148.9
For the year ended December 31, 2009	97.2	(11.2)	86.0	293.4	(11.2)	282.2
For the quarter ended March 31, 2010	322.0	11.5	333.5	112.6	4.4	117.0
For the quarter ended June 30, 2010	203.5	(24.4)	179.1	172.0	(0.2)	171.8
For the quarter ended September 30, 2010	180.9	(16.3)	164.6	222.8	(0.2)	222.6
For the quarter ended December 31, 2010	(157.5)	(26.0)	(183.5)	152.9	(0.2)	152.7

For the year ended December 31, 2010	548.9	(55.2)	493.7	660.3	3.8	664.1
For the quarter ended March 31, 2011	125.4	15.2	140.6	248.9	(0.2)	248.7
For the quarter ended June 30, 2011	(57.7)	15.1	(42.6)	136.3	7.6	143.9

For the six months 2011	67.7	30.3	98.0	385.2	7.4	392.6
Cumulative effect of adjustments		(36.1)			—

	Net Income (Loss)			Operating Income
	Reported	Adjustment	Restated	Reported	Adjustment	Restated
	(Per Diluted Share Amounts)
For the quarter ended September 30, 2009	$(0.22)	$(0.03)	$(0.25)	$0.29	$(0.02)	$0.27
For the quarter ended December 31, 2009	1.27	(0.05)	1.22	0.92	(0.05)	0.87
For the year ended December 31, 2009	0.75	(0.09)	0.66	2.27	(0.09)	2.18
For the quarter ended March 31, 2010	1.69	0.06	1.75	0.59	0.02	0.61
For the quarter ended June 30, 2010	1.08	(0.13)	0.95	0.91	(0.00)	0.91
For the quarter ended September 30, 2010	0.96	(0.08)	0.88	1.19	(0.00)	1.19
For the quarter ended December 31, 2010	(0.86)	(0.14)	(1.00)	0.81	(0.00)	0.81
For the year ended December 31, 2010	2.90	(0.29)	2.61	3.49	0.02	3.51
For the quarter ended March 31, 2011	0.67	0.08	0.75	1.33	(0.00)	1.33
For the quarter ended June 30, 2011	(0.31)	0.08	(0.23)	0.73	0.04	0.77
For the six months ended June 30, 2011	0.36	0.16	0.52	2.06	0.04	2.10

 Shareholders' Equity Attributable to Assured Guaranty Ltd.

	Previously Reported	Adjustment	Restated
	(in millions)
As of December 31, 2009	$3,520.5	$(11.2)	$3,509.3
As of December 31, 2010	3,798.8	(65.3)	3,733.5
As of March 31, 2011	3,894.5	(50.4)	3,844.1
As of June 30, 2011	3,950.0	(36.1)	3,913.9

	Previously Reported	Adjustment	Restated
	(Per Share Amounts)
As of December 31, 2009	$19.12	$(0.06)	$19.06
As of December 31, 2010	20.67	(0.35)	20.32
As of March 31, 2011	21.16	(0.27)	20.89
As of June 30, 2011	21.44	(0.19)	21.25

        Assured Guaranty has determined that it will file an amended Form 10-K for the year ended December 31, 2010 (the "2010 Form 10-K") and amended Forms 10-Q for the quarters ended March 31, 2011 (the "1Q2011 Form 10-Q") and June 30, 2011 (the "2Q2011 Form 10-Q"). Assured Guaranty will also restate its financial statements for the quarter ended September 30, 2010 when it files its Form 10-Q for the quarter ended September 30, 2011 (the "3Q2011 Form 10-Q"), which it expects it will do on a timely basis. As a result, the financial statements for the years ended 2009 and 2010 and for each of the previously issued quarters of 2010 and 2011 should no longer be relied upon. Assured Guaranty expects to file the restated 2010 Form 10-K by the end of October 2011, and to file the restated 1Q2011 Form 10-Q and 2Q2011 Form 10-Q as soon as practicable thereafter.

        The Board of Directors, including the members of the Audit Committee, and management have each discussed with PwC the matters disclosed in this Item 4.02 of this Current Report on Form 8-K. In light of the matters disclosed in this Current Report, management is reassessing the effectiveness of Assured Guaranty's internal control over financial reporting and disclosure controls and procedures, and Assured Guaranty expects to report a material weakness in its internal controls with respect to the elimination of intercompany transactions with respect to its consolidated FG VIEs. Management will implement new controls to remediate any control deficiencies that exist with respect to the consolidation of the FG VIEs.

        On October 18, 2011, Assured Guaranty issued a press release regarding the restatements described in this Item 4.02 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Non-GAAP Financial Measure:

        To reflect the key financial measures management analyzes in evaluating Assured Guaranty's operations and progress towards long-term goals, Assured Guaranty discusses both measures promulgated in accordance with GAAP and non-GAAP financial measures. Although the financial measures identified as non-GAAP should not be considered substitutes for GAAP measures, management considers them key performance indicators and employs them as well as other factors in determining compensation. Non-GAAP financial measures, therefore, provide investors with important information about the key financial measures management utilizes in measuring its business. The primary limitation of non-GAAP financial measures is the potential lack of comparability to those of other companies, which may define non-GAAP measures differently because there is limited literature with respect to such measures. Non-GAAP financial measures analyzed by Assured Guaranty's senior management include operating income, operating shareholders' equity and adjusted book value.

        Operating Income:    Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of Assured Guaranty's financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate Assured Guaranty's financial results as compared with the consensus analyst estimates distributed publicly by financial databases.

        Operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

          1)    Elimination of the after-tax realized gains (losses) on Assured Guaranty's investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to Assured Guaranty's discretion and influenced by market opportunities, as well as Assured Guaranty's tax and capital profile. Trends in the underlying profitability of Assured Guaranty's business can be more clearly identified without the fluctuating effects of these transactions.

          2)    Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

          3)    Elimination of the after-tax fair value gains (losses) on Assured Guaranty's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

          4)    Elimination of the after-tax foreign exchange gains (losses) on revaluation of net premium receivables. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period's foreign exchange revaluation gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that Assured Guaranty will ultimately recognize.

          5)    Elimination of the effects of consolidating certain FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires Assured Guaranty to consolidate certain FG VIEs that have issued debt obligations insured by Assured Guaranty even though Assured Guaranty does not own such VIE.

          6)    Elimination of goodwill and settlement of pre-existing relationship in order to show the 2009 contribution to operating income of Assured Guaranty Municipal Holdings Inc. without the distorting effects of acquisition accounting adjustments recorded on date of closing of the acquisition of AGMH by Assured Guaranty.

        The table below presents net income and a reconciliation to operating income.

Reconciliation of Net Income (Loss) to Operating income

	Three Months Ended September 30, 2009			Three Months Ended December 31, 2009			Year Ended December 31, 2009
	Previously Reported	Adjustment	Restated	Previously Reported	Adjustment	Restated	Previously Reported	Adjustment	Restated
	($ in millions, except per share amounts)
Net income (loss)	$(35.0)	$(3.7)	$(38.7)	$216.7	$(7.5)	$209.2	$97.2	$(11.2)	$86.0
Less after-tax adjustments:
Realized gains (losses) on investments	(6.0)	—	(6.0)	(4.0)	—	(4.0)	(34.2)	—	(34.2)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(41.3)	—	(41.3)	83.6	—	83.6	(82.2)	—	(82.2)
Fair value gains (losses) on committed capital securities	(34.5)	—	(34.5)	(18.8)	—	(18.8)	(79.9)	—	(79.9)
Foreign exchange gains (losses) on revaluation of premiums receivable	23.9	—	23.9	(0.5)	—	(0.5)	23.4	—	23.4
Goodwill and settlement of pre-existing relationship	(23.3)	—	(23.3)	—	—	—	(23.3)	—	(23.3)

Operating income	$46.2	$(3.7)	$42.5	$156.4	$(7.5)	$148.9	$293.4	$(11.2)	$282.2

Net income per diluted share	$(0.22)	$(0.03)	$(0.25)	$1.27	$(0.05)	$1.22	$0.75	$(0.09)	$0.66
Operating income per diluted share	$0.29	$(0.02)	$0.27	$0.92	$(0.05)	$0.87	$2.27	$(0.09)	$2.18

	Three Months Ended March 31, 2010			Three Months Ended June 30, 2010			Three Months Ended September 30, 2010			Three Months Ended December 31, 2010			Year Ended December 31, 2010
	Previously Reported	Adjustment	Restated	Previously Reported	Adjustment	Restated	Previously Reported	Adjustment	Restated	Previously Reported	Adjustment	Restated	Previously Reported	Adjustment	Restated
	($ in millions, except per share amounts)
Net income (loss)	$322.0	$11.5	$333.5	$203.5	$(24.4)	$179.1	$180.9	$(16.3)	$164.6	$(157.5)	$(26.0)	$(183.5)	$548.9	$(55.2)	$493.7
Less after-tax adjustments:
Realized gains (losses) on investments	6.7	—	6.7	(4.3)	—	(4.3)	(1.3)	—	(1.3)	(0.1)	—	(0.1)	1.0	—	1.0
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	230.8	—	230.8	40.6	—	40.6	(192.6)	5.5	(187.1)	(67.5)	(3.8)	(71.3)	11.3	1.7	13.0
Fair value gains (losses) on committed capital securities	(0.8)	—	(0.8)	8.2	—	8.2	(3.6)	—	(3.6)	2.2	—	2.2	6.0	—	6.0
Foreign exchange gains (losses) on revaluation of premiums receivable	(23.0)	—	(23.0)	(19.0)	—	(19.0)	24.4	—	24.4	(6.9)	—	(6.9)	(24.5)	—	(24.5)
Effect of consolidating financial guaranty VIEs	(4.3)	7.1	2.8	6.0	(24.2)	(18.2)	131.2	(21.6)	109.6	(238.1)	(22.0)	(260.1)	(105.2)	(60.7)	(165.9)

Operating income	$112.6	$4.4	$117.0	$172.0	$(0.2)	$171.8	$222.8	$(0.2)	$222.6	$152.9	$(0.2)	$152.7	$660.3	$3.8	$664.1

Net income per diluted share	$1.69	$0.06	$1.75	$1.08	$(0.13)	$0.95	$0.96	$(0.08)	$0.88	$(0.86)	$(0.14)	$(1.00)	$2.90	$(0.29)	$2.61
Operating income per diluted share	$0.59	$0.02	$0.61	$0.91	$(0.00)	$0.91	$1.19	$(0.00)	$1.19	$0.81	$(0.00)	$0.81	$3.49	$0.02	$3.51

	Three Months Ended March 31, 2011			Three Months Ended June 30, 2011			Six Months Ended June 30, 2011
	Previously Reported	Adjustment	Restated	Previously Reported	Adjustment	Restated	Previously Reported	Adjustment	Restated
	($ in millions, except per share amounts)
Net income (loss)	$125.4	$15.2	$140.6	$(57.7)	$15.1	$(42.6)	$67.7	$30.3	$98.0
Less after-tax adjustments:
Realized gains (losses) on investments	1.9	—	1.9	(2.8)	—	(2.8)	(0.9)	—	(0.9)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(217.4)	(0.3)	(217.7)	(70.0)	(3.6)	(73.6)	(287.4)	(3.9)	(291.3)
Fair value gains (losses) on committed capital securities	0.3	—	0.3	0.4	—	0.4	0.7	—	0.7
Foreign exchange gains (losses) on revaluation of premiums receivable	9.2	—	9.2	3.8	—	3.8	13.0	—	13.0
Effect of consolidating financial guaranty VIEs	82.5	15.7	98.2	(125.4)	11.1	(114.3)	(42.9)	26.8	(16.1)

Operating income	$248.9	$(0.2)	$248.7	$136.3	$7.6	$143.9	$385.2	$7.4	$392.6

Net income per diluted share	$0.67	$0.08	$0.75	$(0.31)	$0.08	$(0.23)	$0.36	$0.16	$0.52
Operating income per diluted share	$1.33	$(0.00)	$1.33	$0.73	$0.04	$0.77	$2.06	$0.04	$2.10

        Operating shareholders' equity:    Management believes that operating shareholders' equity is a useful measure because it presents the equity of AGL with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders' equity as the principal financial measure for valuing AGL's current share price or projected share price and also as the basis of their decision to recommend buying or selling AGL's common shares. Many of Assured Guaranty's fixed income investors also use operating shareholders' equity to evaluate Assured Guaranty's capital adequacy. Operating shareholders' equity is the basis of the calculation of adjusted book value (see below). Operating shareholders' equity is defined as shareholders' equity attributable to AGL, as reported under GAAP, adjusted for the following:

          1)    Elimination of the effects of consolidating certain FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires Assured Guaranty to consolidate certain FG VIEs that have issued debt obligations insured by Assured Guaranty even though Assured Guaranty does not own such FG VIEs.

          2)    Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

          3)    Elimination of the after-tax fair value gains (losses) on Assured Guaranty's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

          4)    Elimination of the after-tax unrealized gains (losses) on Assured Guaranty's investments that are recorded as a component of accumulated other comprehensive income ("AOCI") (excluding foreign exchange revaluation). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because Assured Guaranty generally holds these investments to maturity and therefore will not recognize an economic loss.

        Adjusted book value:    Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of Assured Guaranty's in-force premiums and revenues in addition to operating shareholders' equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in, foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate AGL's share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Adjusted book value is operating shareholders' equity, as defined above, further adjusted for the following:

          1)    Elimination of after-tax deferred acquisition costs. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

          2)    Addition of the after-tax net present value of estimated net future credit derivative revenue, which amount represents the present value of estimated future revenue from Assured Guaranty's credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6% (which represents Assured Guaranty's tax-equivalent pretax investment yield on its investment portfolio).

  Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

          3)    Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Cautionary Statement Regarding Forward-Looking Statements:

        Any forward-looking statements made in this statement reflect Assured Guaranty's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. These risks and uncertainties include, but are not limited to, those resulting from Assured Guaranty's ongoing analysis of the effect of the correction in Assured Guaranty's accounting regarding the consolidation of financial guaranty variable interest entities; other accounting adjustments that may result from review of Assured Guaranty's financial statements for the periods in question; the timing of the completion of the audit and review of Assured Guaranty's restated financial statements by its independent registered public accounting firm; Assured Guaranty's ability to timely file amended periodic reports reflecting its restated financial statements; the ramifications of Assured Guaranty's potential inability to timely file required reports; potential claims and proceedings relating to such matters, including shareholder litigation and action by the Securities and Exchange Commission (the "Commission") or other governmental agencies; and other risks and uncertainties that have not been identified at this time, management's response to these factors, and other risk factors identified in Assured Guaranty's filings with the Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which are made as of October 18, 2011. Assured Guaranty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits.

        The following exhibit is filed as part of this report:

Exhibit No.	Description
99.1	Copy of Assured Guaranty's press release, issued October 18, 2011.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURED GUARANTY LTD.
By:	/s/ ROBERT A. BAILENSON Robert A. Bailenson Chief Financial Officer

Date: October 18, 2011

 INDEX TO EXHIBITS

Exhibit #	Description
99.1	Copy of Assured Guaranty's press release, issued October 18, 2011.

QuickLinks

  Item 4.02. Non-Reliance on Previously Issued Financial Statement or a Related Audit Report or Completed Interim Review.
Summary of Restatements By Quarter
Shareholders' Equity Attributable to Assured Guaranty Ltd.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS